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                                                                     Exhibit 3.1
                                 LAW OFFICES OF
                     Paul, Hastings, Janofsky & Walker LLP
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

600 PEACHTREE ST., N.E.,
        STE. 2400             75 EAST 55TH STREET
 ATLANTA, GEORGIA 30308-
          2222                NEW YORK, NEW YORK        345 CALIFORNIA STREET
TELEPHONE (404) 815-2400          10022-3205               SAN FRANCISCO,
                                                        CALIFORNIA 94104-2635
  695 TOWN CENTER DRIVE    TELEPHONE (212) 318-6000   TELEPHONE (415) 835-1600
 COSTA MESA, CALIFORNIA
       92626-1924          FACSIMILE (212) 319-4090        1055 WASHINGTON
TELEPHONE (714) 668-6200                                      BOULEVARD
                             INTERNET www.phjw.com      STAMFORD, CONNECTICUT
        TOWER 42                                             06901-2217
   25 OLD BROAD STREET             --------           TELEPHONE (203) 961-7400
     LONDON ECZN IHQ
TELEPHONE (44) (20) 7562      ROBERT P. HASTINGS          ARK MORI BUILDING
          4000                    (1910-1996)          12-32, AKASAKA I-CHOME
                                    COUNSEL             MINATO-KU, TOKYO 107,
 555 SOUTH FLOWER STREET          LEE G. PAUL                   JAPAN
 LOS ANGELES, CALIFORNIA      LEONARD S. JANOFSKY     TELEPHONE (03) 3586-4711
       90071-2371              CHARLES M. WALKER
TELEPHONE (213) 683-6000                                  1299 PENNSYLVANIA
                                                            AVENUE, N.W.
                                                       WASHINGTON, D.C. 20004-
                                                                2400
                                                       TELEPHONE (202) 508-9500
                                                            July 11, 2000

Salomon Smith Barney Inc.
7 World Trade Center
New York, New York 10048

                    Re: The Uncommon Values Trust, 2000 Series

Dear Sirs:

  We have acted as special counsel for Smith Barney Inc. as Depositor, Sponsor and Principal Underwriter (the "Depositor") of The Uncommon Values Trust, 2000 Series (the "Trust") in connection with the deposit of securities (the "Securities") therein pursuant to the Trust Agreement referred to below, by which the Trust was created and under which the units of fractional undivided interest (the "Units") have been issued. Pursuant to the Trust Agreement the Depositor has transferred to the Trust certain securities and contracts to purchase certain securities together with irrevocable letters of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreement. (All securities to be acquired by the Trust are collectively referred to as the "Securities".)

  In connection with our representation, we have examined the originals or certified copies of the following documents relating to the creation of the Trust, the deposit of the Securities and the issuance and sale of the Units:
(a) the Standard Terms and Condition of Trust dated March 14, 2000, as amended on June 27, 1994, and the Reference Trust Indenture of even date herewith relating to the Trust (collectively, the "Trust Agreement") between the Depositor and The Chase Manhattan Bank as Trustee; (b) the Closing Memorandum relating to the deposit of the Securities in the Trust; (c) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (d) the
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Registration Statement on Form S-6 (Registration No. 333-38446) filed with the
Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and all Amendments thereto (said Registration Statement, as amended by said Amendment(s) being herein called the "Registration Statement"); (e) the proposed form of final prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission on or about July 12, 2000;
(f) resolutions of the Executive Committees of the Depositor authorizing the execution and delivery by the Depositor of the Trust Agreement and the consummation of the transactions contemplated thereby; (g) the Certificates of Incorporation and By-laws of the Depositor, each certified to by an authorized officer of the Depositor as of a recent date; (h) a certificate of an authorized officer of the Depositor with respect to certain factual matters contained therein ("Officers Certificate"); and (i) certificates or telegrams of public officials as to matters set forth upon therein.

  We have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

  Where matters are stated to be "to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have performed services for the Trust, their review of documents provided to us by the Depositor in connection with this engagement and inquiries of officers of the Depositor, the results of which are reflected in the Officers Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied. We have not reviewed the financial statements, compilation of the Securities held by the Trust, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which we understand you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus. In addition, we have made no specific inquiry as to whether any stop order or investigatory proceedings have been commenced with respect to the Registration Statement or the Depositor nor have we reviewed court or governmental agency dockets.

  Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject: (i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, and (ii) to limitations under equitable principles governing the availability of equitable remedies.

  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under applicable conflicts of law principles, rules or regulations or otherwise.

  Based on and subject to the foregoing, we are of the opinion that:

    (1) The Trust Agreement has been duly authorized and executed and delivered by an authorized officer of the Depositor and is a valid and binding obligation of the Depositor in accordance with its terms.

    (2) The execution and delivery of the Certificates evidencing the Units has been duly authorized by the Depositor and such Certificates when executed by the Depositor and the Trustee in accordance with

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  the provisions of the Certificates and the Trust Agreement and issued for the consideration contemplated therein, will constitute fractional undivided interests in the Trust, and will be entitled to the benefits of the Trust Agreement. Upon payment of the consideration for the Units as provided in the Trust Agreement and the Registration Statement, the Units will be fully paid and non-assessable by the Trust.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus under the headings "Taxes" and "Legal Opinion". This opinion is intended solely for the benefit of the addressee in connection with the issuance of the Units of the Trust and may not be relied upon in any other manner or by any other person without our express written consent.

                                    Very truly yours,

                                    /s/ Paul, Hastings, Janofsky & Walker LLP
                                    -----------------------------------------
                                    Paul, Hastings, Janofsky & Walker LLP

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